Exhibit 23.1

Independent Auditors’ Consent

The Board of Managers and Members of
Mrs. Fields Famous Brands, LLC:

We consent to the incorporation by reference in the registration statement (No. 333-142631) on Form S-3 of NexCen Brands, Inc. of our report dated October 12, 2007, with respect to the Statement of Revenues and Direct Expenses of Pretzel Time and Pretzelmaker Brands for the year ended December 30, 2006 which report appears in the Form 8-K/A of NexCen Brands, Inc. dated October 22, 2007.

Salt Lake City, Utah
October 22, 2007